NEWS
Keith Siegner
Vice President, Investor Relations, Corporate Strategy and Treasurer

Yum! Brands Reports First-Quarter GAAP Operating Profit Growth of 14%;
Flat First-Quarter Core Operating Profit Growth;
Maintains All Aspects of Full-Year Guidance

Louisville, KY (May 2, 2018) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the first quarter ended March 31, 2018. First-quarter GAAP EPS was $1.27, an increase of 66%. First-quarter EPS excluding Special Items was $0.90, an increase of 38%.

GREG CREED COMMENTS
Greg Creed, CEO, said “As we begin the second full year of our transformation journey, I’m pleased with our progress towards becoming a more focused, more franchised and more efficient company. As a result of the timing mismatch between refranchising and associated G&A savings and the new revenue recognition accounting standard, core operating profit growth was flat, which is consistent with our expectations. We’re maintaining all aspects of our full-year 2018 guidance and remain confident that this transformation is building a strong foundation for long-term growth and will deliver increased returns for our stakeholders.”

FIRST-QUARTER HIGHLIGHTS

●	Worldwide system sales excluding foreign currency translation grew 4%, with KFC at 6%, Taco Bell at 4% and Pizza Hut at 2%.
●	We opened 239 net new units for 3% net new unit growth.
●
We refranchised 144 restaurants, including 52 KFC, 43 Pizza Hut and 49 Taco Bell units, for pre-tax proceeds of $205 million. We recorded net refranchising gains of $156 million in Special Items. As of quarter end, our global franchise ownership mix was 97%.

●	We repurchased 6.5 million shares totaling $528 million at an average price of $81.
●	We reflected the change in fair value of our investment in Grubhub by recording $66 million of pre-tax investment income, resulting in $0.16 in EPS.
●	Foreign currency translation favorably impacted divisional operating profit by $16 million.

% Change
	System Sales Ex F/X	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+6	+2	+4	+7	Even
Pizza Hut Division	+2	+1	+2	+6	+2
Taco Bell Division	+4	+1	+4	(6)	(6)
Worldwide	+4	+1	+3	+14	Even

	First Quarter
	2018	2017	% Change
GAAP EPS	$1.27	$0.77	+66
Special Items EPS[1]	$0.37	$0.12	NM
EPS Excluding Special Items	$0.90	$0.65	+38
1See Reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Special Items.

All comparisons are versus the same period a year ago. As required, we adopted a new accounting standard on revenue recognition effective January 1, 2018. Prior year results have not been restated for this change. See the Other Items section of this release for further details.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
P: 502 874-8300 • investors.yum.com

KFC DIVISION

	First Quarter
			%/ppts Change
	2018	2017	Reported	Ex F/X
Restaurants	21,644	20,716	+4	N/A
System Sales ($MM)	6,329	5,635	+12	+6
Same-Store Sales Growth (%)	+2	+2	NM	NM
Franchise and Property Revenues ($MM)	307	257	+19	+12
Operating Profit ($MM)	221	207	+7	Even
Operating Margin (%)	33.6	28.3	5.3	4.9

	First Quarter (% Change)
	International	U.S.
System Sales Growth (Ex F/X)	+7	(1)
Same-Store Sales Growth	+2	Even

●	KFC Division opened 262 new international restaurants in 42 countries.
●
Operating margin increased 5.3 percentage points driven by refranchising and same-store sales growth, partially offset by the gross up of advertising fund revenues and offsetting expenses required by the revenue recognition accounting standard.

●	Foreign currency translation favorably impacted operating profit by $13 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth (Ex F/X)
		First Quarter (% Change)
China	27%	+9
United States	18%	(1)
Asia	12%	+3
Australia	7%	+5
Russia & Eastern Europe	7%	+20
United Kingdom	6%	(9)
Latin America	5%	+15
Western Europe	5%	+14
Africa	4%	+4
Middle East / Turkey / North Africa	4%	+8
Canada	2%	+5
Thailand	2%	+5
India	1%	+19

1Refer to investors.yum.com/financial-reports for a list of the countries within each of the markets.
2Reflects Full Year 2017.

PIZZA HUT DIVISION

	First Quarter
			%/ppts Change
	2018	2017	Reported	Ex F/X
Restaurants	16,796	16,454	+2	N/A
System Sales ($MM)	3,032	2,872	+6	+2
Same-Store Sales Growth (%)	+1	(3)	NM	NM
Franchise and Property Revenues ($MM)	149	144	+4	+1
Operating Profit ($MM)	88	83	+6	+2
Operating Margin (%)	35.0	35.6	(0.6)	(1.0)

	First Quarter (% Change)
	International	U.S.
System Sales Growth (Ex F/X)	+2	+2
Same-Store Sales Growth	(2)	+4

●	Pizza Hut Division opened 148 new international restaurants in 39 countries.
●
Operating margin decreased 0.6 percentage points driven by the gross up of advertising fund revenues and offsetting expenses required by the revenue recognition accounting standard, partially offset by refranchising.

●	Foreign currency translation favorably impacted operating profit by $3 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth (Ex F/X)
		First Quarter (% Change)
United States	46%	+2
China	18%	(1)
Asia	13%	+6
Europe	10%	+3
Latin America	6%	+1
Middle East / Turkey / North Africa	4%	Even
Canada	2%	+1
India	1%	+21
Africa	<1%	+27
1Refer to investors.yum.com/financial-reports for a list of the countries within each of the markets.
2Reflects Full Year 2017.

TACO BELL DIVISION

	First Quarter
			%/ppts Change
	2018	2017	Reported	Ex F/X
Restaurants	6,883	6,648	+4	N/A
System Sales ($MM)	2,347	2,262	+4	+4
Same-Store Sales Growth (%)	+1	+8	NM	NM
Franchise and Property Revenues ($MM)	128	114	+12	+12
Operating Profit ($MM)	132	141	(6)	(6)
Operating Margin (%)	28.5	31.2	(2.7)	(2.7)

●	Taco Bell Division opened 56 new restaurants, including 11 new international restaurants.
●
Operating margin decreased 2.7 percentage points driven by the gross up of advertising fund revenues and offsetting expenses required by the revenue recognition accounting standard and higher restaurant-level costs, partially offset by refranchising and same-store sales growth.

OTHER ITEMS

●
Effective January 1, 2018, we adopted a new accounting standard on revenue recognition. As a result, we are now recognizing upfront fees, such as initial and renewal fees we receive from franchisees, as revenue over the term of the related franchise agreement. We are also now recording incentive payments we may make to franchisees (e.g., equipment funding provided under the KFC U.S. Acceleration Agreement) as a reduction of revenue over the period of expected cash flows from the franchise agreements to which the payment relates. Under our historical accounting, we recognized upfront fees from franchisees in full upon the commencement of the related franchise agreements and incentive payments made to franchisees when we were obligated to make the payment.

Additionally, the new accounting standard requires us to begin recording other revenues we receive from franchisees and the related expenses on a gross basis within our Income Statement. Previously, these revenues and expenses, the largest of which relate to franchisee contributions to and subsequent expenditures from advertising cooperatives we consolidate, have been reported on a net basis within our Income Statement. We have reported these revenues and expenses in our Income Statement on the two new line items of Franchise contributions for advertising and other services and Franchise advertising and other services expense.

Prior results have not been restated for the impact of this accounting change and therefore remain reported as they have been historically. However, the adoption was done on a modified retrospective basis resulting in the current year impact being reported as if the now-required accounting had been in place since the inception of currently active franchise agreements or when franchise incentive payments were originally made. On a full-year basis we anticipate that the non-cash impacts of adopting the new revenue recognition standard will negatively impact Core Operating Profit growth by 2 to 3 percentage points. Core Operating Profit growth was negatively impacted by less than one percentage point for the quarter ended March 31, 2018 as a result of the new standard. The lower first quarter impact was expected as the majority of our new unit development for which we receive upfront fees, which will now be spread versus recognized upfront, is expected to occur later in the year.

●	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the first-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Wednesday, May 2, 2018. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 6087438.
The call will be available for playback beginning at 11:00 a.m. Eastern Time Wednesday, May 2, 2018 through Wednesday, June 13, 2018. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 6087438.
The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q1 2018 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; the success of our franchisees and licensees, and the success of our transformation initiatives, including our refranchising strategy; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; recent Tax Legislation (defined below) and other tax matters, including disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
Information regarding the impact of the Tax Cuts and Jobs Act of 2017 (“Tax Legislation”) consists of preliminary estimates which are forward-looking statements and are subject to change. Information regarding the impact of Tax Legislation is based on our current calculations, as well our current interpretations, assumptions and expectations relating to Tax Legislation, which are subject to further ongoing change.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 45,000 restaurants in more than 135 countries and territories and is one of the Aon Hewitt Top Companies for Leaders in North America. In 2018, Yum! Brands was recognized as part of the inaugural Bloomberg Gender-Equality Index. In 2017, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. The company’s restaurant brands - KFC, Pizza Hut and Taco Bell - are global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over seven new restaurants per day on average, making it a leader in global retail development.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, Corporate Strategy and Treasurer at 888/298-6986
Kelly Knybel, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change
	3/31/18	3/31/17	B/(W)
Revenues
Company sales	$512	$902	(43)
Franchise and property revenues	584	515	13
Franchise contributions for advertising and other services	275	—	N/A
Total revenues	1,371	1,417	(3)

Costs and Expenses, Net
Company restaurant expenses	438	758	42
General and administrative expenses	219	237	8
Franchise and property expenses	47	46	—
Franchise advertising and other services expense	272	—	N/A
Refranchising (gain) loss	(156)	(111)	40
Other (income) expense	(2)	3	NM
Total costs and expenses, net	818	933	12

Operating Profit	553	484	14
Investment (income) expense, net	(66)	(1)	NM
Other pension (income) expense	3	28	88
Interest expense, net	107	110	3
Income before income taxes	509	347	47
Income tax provision	76	67	(14)
Net Income	$433	$280	55

Effective tax rate	15.0%	19.4%	4.4 ppts.

Basic EPS
EPS	$1.30	$0.78	66
Average shares outstanding	332	357	7

Diluted EPS
EPS	$1.27	$0.77	66
Average shares outstanding	340	364	7

Dividends declared per common share	$0.36	$0.30

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/18	3/31/17	B/(W)

Company sales	$245	$475	(48)
Franchise and property revenues	307	257	19
Franchise contributions for advertising and other services	106	—	N/A
Total revenues	658	732	(10)

Company restaurant expenses	220	410	46
General and administrative expenses	85	89	5
Franchise and property expenses	29	25	(14)
Franchise advertising and other services expense	104	—	N/A
Other (income) expense	(1)	1	NM
Total costs and expenses, net	437	525	17
Operating Profit	$221	$207	7

Restaurant margin	10.5%	13.7%	(3.2) ppts.

Operating margin	33.6%	28.3%	5.3 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/18	3/31/17	B/(W)

Company sales	$24	$90	(73)
Franchise and property revenues	149	144	4
Franchise contributions for advertising and other services	78	—	N/A
Total revenues	251	234	8

Company restaurant expenses	24	85	71
General and administrative expenses	50	53	6
Franchise and property expenses	11	13	19
Franchise advertising and other services expense	78	—	N/A
Other (income) expense	—	—	NM
Total costs and expenses, net	163	151	(8)
Operating Profit	$88	$83	6

Restaurant margin	(0.1)%	6.3%	(6.4) ppts.

Operating margin	35.0%	35.6%	(0.6) ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/18	3/31/17	B/(W)

Company sales	$243	$337	(28)
Franchise and property revenues	128	114	12
Franchise contributions for advertising and other services	91	—	N/A
Total revenues	462	451	2

Company restaurant expenses	194	263	26
General and administrative expenses	40	42	6
Franchise and property expenses	6	5	(18)
Franchise advertising and other services expense	90	—	N/A
Other (income) expense	—	—	NM
Total costs and expenses, net	330	310	(6)
Operating Profit	$132	$141	(6)

Restaurant margin	19.6%	21.8%	(2.2) ppts.

Operating margin	28.5%	31.2%	(2.7) ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 3/31/18	12/31/17
ASSETS
Current Assets
Cash and cash equivalents	$982	$1,522
Accounts and notes receivable, less allowance: $26 in 2018 and $19 in 2017	501	400
Prepaid expenses and other current assets	406	384
Advertising cooperative assets, restricted	—	201
Total Current Assets	1,889	2,507

Property, plant and equipment, net of accumulated depreciation and amortization of $1,467 in
2018 and $1,480 in 2017	1,651	1,697
Goodwill	514	512
Intangible assets, net	105	110
Other assets	490	346
Deferred income taxes	187	139
Total Assets	$4,836	$5,311

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$924	$813
Income taxes payable	124	123
Short-term borrowings	61	375
Advertising cooperative liabilities	—	201
Total Current Liabilities	1,109	1,512

Long-term debt	9,419	9,429
Other liabilities and deferred credits	1,062	704
Total Liabilities	11,590	11,645

Shareholders' Deficit
Common stock, no par value, 750 shares authorized; 327 shares and 332 shares issued in 2018 and 2017, respectively	—	—
Accumulated deficit	(6,539)	(6,063)
Accumulated other comprehensive loss	(215)	(271)
Total Shareholders' Deficit	(6,754)	(6,334)
Total Liabilities and Shareholders' Deficit	$4,836	$5,311
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	3/31/18	3/31/17
Cash Flows - Operating Activities
Net income	$433	$280
Depreciation and amortization	37	70
Refranchising (gain) loss	(156)	(111)
Investment (income) expense	(66)	(1)
Contributions to defined benefit pension plans	(3)	(7)
Deferred income taxes	(1)	20
Share-based compensation expense	17	17
Changes in accounts and notes receivable	4	18
Changes in prepaid expenses and other current assets	(22)	(1)
Changes in accounts payable and other current liabilities	(99)	(48)
Changes in income taxes payable	13	12
Other, net	32	39
Net Cash Provided by Operating Activities	189	288

Cash Flows - Investing Activities
Capital spending	(42)	(76)
Proceeds from refranchising of restaurants	205	185
Other, net	1	(5)
Net Cash Provided by Investing Activities	164	104

Cash Flows - Financing Activities
Proceeds from long-term debt	—	192
Repayments of long-term debt	(332)	(200)
Revolving credit facilities, three months or less, net	—	—
Short-term borrowings by original maturity
More than three months - proceeds	12	—
More than three months - payments	(7)	—
Three months or less, net	—	—
Repurchase shares of Common Stock	(498)	(461)
Dividends paid on Common Stock	(120)	(106)
Debt issuance costs	—	(18)
Other, net	(31)	(36)
Net Cash Used in Financing Activities	(976)	(629)
Effect of Exchange Rate on Cash and Cash Equivalents	38	17
Net Decrease in Cash and Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(585)	(220)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	1,599	831
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Topic 606 Adoption	69	—
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$1,083	$611

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present Diluted Earnings Per Share excluding Special Items, our Effective Tax Rate excluding Special Items, System Sales and Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation ("FX") and we use Core Operating Profit for the purposes of evaluating performance internally. Special Items are not included in any of our division segment results, and we believe the elimination of FX provides better year-to-year comparability without the distortion of foreign currency fluctuations. The Special Items are described in (b), (c), (d), (e), (f) and (g) in the accompanying notes.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of Diluted Earnings Per Share excluding Special Items, our Effective Tax Rate excluding Special Items and Core Operating Profit provide additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters ended March 31, 2018 and March 31, 2017 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature. System sales and System sales growth include the results of all restaurants regardless of ownership, including company-owned and franchise restaurants that operate our Concepts. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at a rate of 3% to 6% of sales. Franchise restaurant sales are not included in Company sales on the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales and system sales growth are useful to investors as significant indicators of the overall strength of our business as they incorporate our primary revenue drivers, Company and franchise same-store sales as well as net unit growth.

	Quarter ended
	3/31/18	3/31/17
Detail of Special Items
Refranchising gain (loss)(b)	$156	$111
YUM's Strategic Transformation Initiatives(c)	(1)	(7)
Costs associated with Pizza Hut U.S. Transformation Agreement(d)	(1)	—
Costs associated with KFC U.S. Acceleration Agreement(e)	—	(3)
Other Special Items Income (Expense)	(1)	(2)
Special Items Income - Operating Profit	153	99
Special Items - Other Pension Income (Expense)(f)	—	(22)
Special Items Income before Income Taxes	153	77
Tax Expense on Special Items	(19)	(34)
Tax Expense - U.S. Tax Act(g)	(6)	—
Special Items Income, net of tax	128	43
Average diluted shares outstanding	340	364
Special Items diluted EPS	$0.37	$0.12

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$553	$484
Special Items Income	153	99
Foreign Currency Impact on Divisional Operating Profit	16	N/A
Core Operating Profit	$384	$385

KFC Division
GAAP Operating Profit	$221	$207
Foreign Currency Impact on Divisional Operating Profit	13	N/A
Core Operating Profit	$208	$207

Pizza Hut Division
GAAP Operating Profit	$88	$83
Foreign Currency Impact on Divisional Operating Profit	3	N/A
Core Operating Profit	$85	$83

Taco Bell Division
GAAP Operating Profit	$132	$141
Foreign Currency Impact on Divisional Operating Profit	—	N/A
Core Operating Profit	$132	$141

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended
	3/31/18	3/31/17
Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.27	$0.77
Special Items Diluted EPS	0.37	0.12
Diluted EPS excluding Special Items	$0.90	$0.65

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	15.0%	19.4%
Impact on Tax Rate as a result of Special Items	0.6%	6.9%
Effective Tax Rate excluding Special Items	14.4%	12.5%

Reconciliation of Company sales to System sales

Consolidated
GAAP Company sales	$512	$902
Franchise sales	11,196	9,867
System sales	11,708	10,769
Foreign Currency Impact on System sales	466	N/A
System sales, excluding FX	$11,242	$10,769

KFC Division
GAAP Company sales	$245	$475
Franchise sales	6,084	5,160
System sales	6,329	5,635
Foreign Currency Impact on System sales	363	N/A
System sales, excluding FX	$5,966	$5,635

Pizza Hut Division
GAAP Company sales	$24	$90
Franchise sales	3,008	2,782
System sales	3,032	2,872
Foreign Currency Impact on System sales	100	N/A
System sales, excluding FX	$2,932	$2,872

Taco Bell Division
GAAP Company sales	$243	$337
Franchise sales	2,104	1,925
System sales	2,347	2,262
Foreign Currency Impact on System sales	3	N/A
System sales, excluding FX	$2,344	$2,262

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 3/31/18	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$658	$251	$462	$—	$1,371

Company restaurant expenses	220	24	194	—	438
General and administrative expenses	85	50	40	44	219
Franchise and property expenses	29	11	6	1	47
Franchise advertising and other services expense	104	78	90	—	272
Refranchising (gain) loss	—	—	—	(156)	(156)
Other (income) expense	(1)	—	—	(1)	(2)
Total costs and expenses, net	437	163	330	(112)	818
Operating Profit	$221	$88	$132	$112	$553

Quarter Ended 3/31/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$732	$234	$451	$—	$1,417

Company restaurant expenses	410	85	263	—	758
General and administrative expenses	89	53	42	53	237
Franchise and property expenses	25	13	5	3	46
Refranchising (gain) loss	—	—	—	(111)	(111)
Other (income) expense	1	—	—	2	3
Total costs and expenses, net	525	151	310	(53)	933
Operating Profit	$207	$83	$141	$53	$484

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarters ended March 31, 2018 and 2017 are preliminary.

(b)
In connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018, we recorded net refranchising gains during the quarters ended March 31, 2018 and 2017 of $156 million and $111 million, respectively, that have been reflected as Special Items.

The first quarter 2018 net refranchising gains relate primarily to refranchising KFC restaurants in the UK and Taco Bell restaurants in the U.S. The first quarter of 2017 net refranchising gains relate primarily to refranchising Taco Bell restaurants in the U.S.

(c)
In the fourth quarter of 2016, we announced our plan to transform our business. Major features of the Company's strategic transformation plans involve being more focused on development of our three brands, increasing our franchise ownership and creating a leaner, more efficient cost structure (“YUM’s Strategic Transformation Initiatives”). During the quarters ended March 31, 2018 and 2017, we recognized Special Item charges of $1 million and $7 million, respectively, related to these initiatives. In the first quarter of 2017, these costs primarily related to severance and relocation costs that were recorded within G&A.

(d)
On May 1, 2017, we reached an agreement with Pizza Hut U.S. franchisees that will improve brand marketing alignment, accelerate enhancements in operations and technology and includes a permanent commitment to incremental advertising contributions by franchisees beginning in 2018. During the quarter ended March 31, 2018, we recorded Special Item charges of $1 million for these investments. These amounts were recorded as Franchise and property expenses.

(e)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement, we recognized Special Item charges of $3 million for the quarter ended March 31, 2017 within Franchise and property expenses.

(f)
We recorded a non-cash charge of $22 million related to the adjustment of certain historical deferred vested liability balances in our qualified U.S. plan during the first quarter of 2017. This charge was recorded in Other pension (income) expense.

(g)
During the first quarter of 2018, we recorded a $6 million increase to our provisional deemed repatriation tax expense recorded in the fourth quarter of 2017 associated with the Tax Cuts and Jobs Act of 2017 ("Tax Act") as enacted by the U.S. government.

(h)
On February 7, 2018, certain of our subsidiaries entered into a master services agreement with a subsidiary of Grubhub Inc. (“Grubhub”). Concurrent with the master services agreement, one of our subsidiaries entered into an investment agreement to invest $200 million in exchange for approximately 2.8 million shares of Grubhub common stock, subject to customary closing conditions. The investment agreement represents a forward contract to purchase shares of Grubhub stock and is required to be accounted for under GAAP as a derivative as of March 31, 2018. As a result, we recorded a non-cash gain of $66 million in Investment (income) expense, net in our Condensed Consolidated Statements of Income related to the mark-to-market of the forward contract during the quarter ended March 31, 2018, which includes the appreciation of the underlying common shares since entering into the agreement less certain valuation adjustments. Subsequent to March 31, 2018, all conditions for closing were met and we purchased the Grubhub shares.